UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2007

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On July 12, 2007, the Board of Directors (the "Board") of Mitcham Industries, Inc. (the "Company") approved the award of stock options for the Company's non-employee directors.

All options awarded will vest over three years, with one-third of the options vesting each year on the anniversary date of the grant. Peter Blum received options for 60,000 shares, John Schwalbe and R. Dean Lewis each received options for 30,000 shares. The options have an exercise price of $20.00.

(b) On July 12, 2007, the Board approved the award of restricted stock to certain officers of the Company.

All stock awarded will vest over three years, with one-third of the stock vesting each year on the anniversary date of the grant. Billy F. Mitcham, Jr. received 6,000 shares, Robert P. Capps, P. Guy Rogers and Guy Malden each received 2,000 shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its Annual Meeting of Shareholders on July 12, 2007. Shareholders of record at the close of business on May 21, 2007, were entitled to vote.

Shareholders elected each of the five directors nominated for the board of directors:

Billy F. Mitcham, Jr.: For - 8,229,026; Withheld - 221,399
R. Dean Lewis: For - 8,294,759; Withheld - 156,666
John F. Schwalbe: For - 8,294,353; Withheld - 156,072
Robert P. Capps: For - 8,093,906; Withheld - 356,519
Peter H. Blum: For - 8,294,416; Withheld - 156,009

Item 8.01 Other Events.

The Company held its Annual Meeting of Shareholders on July 12, 2007. Shareholders of record at the close of business on May 21, 2007, were entitled to vote.

The Shareholders ratified the appointment of Hein & Associates LLP as the Company's independent auditors: For - 8,254,444; Against - 189,367; Abstaining - 6,614.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

July 18, 2007	By:	Robert P. Capps

Name: Robert P. Capps
Title: Executive Vice President and Chief Financial Officer